Questions 22 and 23

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Addendum to Questions 22 and 23 on Form N-SAR

22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.

Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS

22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant

                                            IRS Number      Purchases

Name of Entity                                           (000s omitted)

ICAP CORPORATES                             00-0000000      555,359,920

BANK OF AMERICA SECURITIES LLC              56-2058405      260,758,164

CITIGROUP, INC.                             52-1568099      189,811,052

FEDERAL RESERVE BK NYC                      00-0000000      201,006,000

BARCLAYS CAPITAL INC.                       05-0346412      159,733,266

TORONTO DOMINION BANK                       13-5640479       76,326,107

DEUTSCHE BANK SECURITIES, INC.              13-2730328       59,861,710

SOCIETE GENERALE                            13-3557071       74,158,901

BNP PARIBAS SECURITIES CORP.                13-3235334       73,488,142

NATIXIS                                     00-0000000       71,858,600

                                                             Sales by

                                            IRS Number      Registrant

Name of Entity                                           (000s omitted)

ICAP CORPORATES                             00-0000000          245,693

BANK OF AMERICA SECURITIES LLC              56-2058405        3,492,527

CITIGROUP, INC.                             52-1568099       18,568,878

FEDERAL RESERVE BK NYC                      00-0000000                0

BARCLAYS CAPITAL INC.                       05-0346412       11,570,264

TORONTO DOMINION BANK                       13-5640479          537,501

DEUTSCHE BANK SECURITIES, INC.              13-2730328       15,932,832

SOCIETE GENERALE                            13-3557071          155,002

BNP PARIBAS SECURITIES CORP.                13-3235334          522,120

NATIXIS                                     00-0000000                0

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:

    2,230,807,145 D. Total Sales: 105,984,433

                               SCREEN NUMBER : 12